Exhibit 2.4




"CATEGORY 5 TECHNOLOGIES, INC. AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST."




                      STOCK PURCHASE AND EXCHANGE AGREEMENT
                      -------------------------------------


         THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of January 20, 2002 by and among Category 5 Technologies, Inc., a Nevada corporation ("Category 5"), Amathus Holdings, Ltd. ("Shareholder"), the sole shareholder of TransAxis S.A., a Swiss corporation, (the "Company"), and David Hicks ("Hicks"), an individual (Shareholder and Hicks, together, the "Sellers").


                                    RECITALS

         WHEREAS, the Company is engaged in the business of selling credit card transaction processing and other e-commerce services (the "Business"); and

         WHEREAS, the Company has entered into a License Agreement with Digital Courier Technologies, Inc., attached hereto as Exhibit A (the "License Agreement"), pursuant to which the Company has the right to license and utilize certain payment processing technology; and

         WHEREAS, Shareholder owns all of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, Shareholder desires to sell to Category 5, and Category 5 desires to purchase from Shareholder, all of such issued and outstanding shares of capital stock of the Company on the terms and conditions set forth herein (the "Acquisition").

         NOW, THEREFORE, in consideration of the premises, representations and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

                                   ARTICLE I
                         PURCHASE AND SALE OF THE SHARES

         1.1 Purchase and Sale of the Shares. Sellers hereby agree to exchange, sell, transfer and deliver to Category 5, and Category 5 hereby agrees to purchase and acquire from Sellers, on the Closing Date (as hereinafter defined) all of the outstanding capital stock (the "Shares") of the Company free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         1.2 Consideration for Shares. Category 5 shall deliver at the Closing (as hereinafter defined), in exchange and as consideration for the Shares, stock certificates representing in the aggregate 15,000 shares of Category 5's Common Stock (the "Category 5 Shares"), par value $.001 per share.

         1.3 Delivery of Shares. At the Closing, Shareholder shall deliver to Category 5, in addition to those items set forth in Section 8.2, in exchange for the Category 5 Shares, stock certificates representing all of the Shares, duly endorsed in favor of Category 5 or accompanied by stock powers duly executed in favor of and in a form reasonably acceptable to Category 5, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever, together with the minute books and stock ledger of the Company.

         1.4 Legends. The certificates evidencing the Category 5 Shares shall bear the following legend and any legends required by any state securities laws:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and each of the Sellers jointly and severally agree with, and represent and warrant to Category 5 as follows:

         2.1 Corporate Existence, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. The Company is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, business, financial condition, or prospects of the Company (a "Material Adverse Effect"), or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. The Company has all requisite corporate power and corporate authority to enter into this Agreement all other agreements and documents contemplated hereby (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements, when executed, will be, duly executed and delivered by the Company and each of the Sellers, has been authorized by all necessary corporate action of the Company and constitutes a legal, valid and binding obligation of the Company and each of the Sellers, enforceable against the Company and each of the Sellers in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

         2.2 Capitalization. The authorized capital stock of the Company consists of 100 shares of common stock, of which 100 shares are issued and outstanding (the "Shares"). All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the Shares are being exchanged for the Category 5 Shares. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or other commitments providing for the purchase, issuance or sale of any shares of the Company's capital stock or any securities convertible into or exchangeable for any shares of the Company's capital stock.

         2.3 Good and Marketable Title To Shares. All of the Shares are owned, beneficially and of record, only by the Sellers and are free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Sellers have the absolute and unrestricted right, power, authority and capacity to transfer the Shares to Category 5 and upon the Closing, without exception, Category 5 will acquire from the Sellers legal and beneficial ownership of, good and valid title to, and all rights to vote, the Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         2.4 Subsidiaries. Except as set forth on Schedule 2.4, the Company does
not  presently  own,   directly  or  indirectly,   any  interest  in  any  other
corporation, association, joint venture or other business entity.

         2.5 Financial Statements. The balance sheet and related statements of income and cash flows of the Company since inception through September 2, 2001 (the "TransAxis Financial Statements") have been provided to Category 5. The internal books and records of the Company from which the TransAxis Financial Statements were prepared do not contain any information which is false or misleading. The TransAxis Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the Company's accounting policies and principles, and are in accordance with international accounting standards ("IAS"), applied on a consistent basis; and (iii) present fairly the Company's financial position and results of operations at the dates and for the periods reflected therein.

         2.6 Properties. The Company does not own or hold title to any real property, nor does it lease any real property.

         2.7 Litigation. No litigation, arbitration or proceeding is pending or, to the best knowledge of the Company, threatened by or against the Company, its properties or assets, the Shares or its officers, directors or the Sellers before any court or any government agency, and, to the knowledge of the Company, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of the Company, the Company is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its businesses by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company, its properties or assets or the Shares.

         2.8 Non-Contravention. The execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Company, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Company is a party or by which the Company or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Company;
(iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Company; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to the Company or its assets.

         2.9 Absence of Certain Changes. Except as set forth in Schedule 2.9, since September 30, 2001, there has not been:

              (a) Any Material Adverse Effect;

              (b) Any indebtedness incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business;

              (c) Any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

              (d) Any waiver or compromise by the Company of any right or rights in the License Agreement;

              (e) Any sale, assignment, or transfer of any intangible assets of material value, including the License Agreement, other than licenses granted in the ordinary course of business;

              (f) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of the Company or any agreement to do any of the foregoing;

              (g) Any actual or threatened amendment, termination or loss of (i) any material contract, license or other agreement to which the Company is a party, including the License Agreement; or (ii) any certificate or other authorization required for the continued operation by the Company of any material portion of any of its business;

         2.10 Employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

         2.11 Compliance with Law; Consents. The business and operations of the Company have been and are being conducted in compliance with all laws, rules, regulations and licensing requirements applicable thereto, except where failure to be so in compliance would not have a Material Adverse Effect. The Company is unaware of any facts which might form the basis for a claim that any material violation of such laws exists. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company or the Sellers is required in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement, the consummation of the transactions contemplated hereby or Category 5's operation of the business of the Company following the Closing Date.

         2.12 Contracts and Other Agreements. The License Agreement is the only material contract or agreement to which the Company is a party or by or to which it or its assets or properties are bound or subject.. The License Agreement is valid, existing, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other party thereto in accordance with its terms, and the Company is not in default under the License Agreement, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Company.

         2.13 No Termination of Business Relationship. Neither DCTI nor any of its officers, directors, employees, agents or affiliates has given notice of any intention to cancel or otherwise terminate the License Agreement or a material business relationship with the Company and the Company has no knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a material business relationship.

         2.14 Consents of Non-Governmental Third Parties. No consent, waiver or approval of any non-governmental third party is necessary for the consummation by the Sellers and the Company of the transactions contemplated hereby.

         2.15 Intellectual Property Rights. To the Company's best knowledge , the Company possesses all licenses and rights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could have a Material Adverse Effect, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. All Intellectual Property which is licensed to the Company by others are identified in Schedule 2.15, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business.

         2.16 No Undisclosed Liabilities. The Company does not have any liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities"). .

         2.17 Representations Complete. None of the representations and warranties made by the Sellers or the Company herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.18 Broker's and Finder's Fees. Neither the Company nor the Sellers has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the Sellers agree with, and represent and warrant to Category 5 as follows:

         3.1 Good and Marketable Title to Shares. The Sellers have and will have on the Closing Date, full right, power, and authority to sell, transfer and deliver the Shares as provided in this Agreement.

         3.2 Purchase Entirely for Own Account. Each Seller understands that Category 5 is entering into this Agreement with each Seller in reliance upon such Seller's representation to Category 5, which by such Seller's execution of this Agreement such Seller hereby confirms, that the Category 5 Shares to be received by such Seller, (for purposes of Article III, the "Securities") will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Seller represents that it has full power and authority to enter into this Agreement.

         3.3 Disclosure of Information. Each Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Seller further represents that it has had an opportunity to ask questions and receive answers from Category 5 regarding Category 5 and its business and operations and the terms and conditions of the offering of the Securities.

         3.4 Investment Experience. Each Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         3.5 Restricted Securities. Each Seller understands that the Category 5 Shares it is purchasing are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from Category 5 in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act. Each Selling Seller agrees that it will (i) not sell, assign or transfer any of the Category 5 Shares to anyone other than Category 5 or to a transferee who has agreed to be bound by the Exchange Agreement, (ii) not make any disposition of all or any portion of the Category 5 Shares unless such disposition is in compliance with all applicable federal and state securities law, and (iii) not, to the extent requested by an underwriter of common stock (or other securities) of Category 5 during a two-year period following the Closing, sell or otherwise transfer or dispose of any such securities during a reasonable and customary period of time, as agreed to by Category 5 and the underwriters.

         3.6 Foreign Investor. If such Seller is not a United States person, such Seller hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities,
(ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CATEGORY 5

         Category 5 represents and warrants to the Sellers and the Company that:

         4.1 Corporate Existence, Good Standing and Authority. Category 5 has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Category 5 has full corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and the Ancillary Agreements to which it is a party. This Agreement constitutes, and all agreements and Ancillary Agreements will constitute, valid and legally binding obligations of Category 5 enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.2 Category 5 Shares Fully Paid and Non-Assessable. The Category 5 Shares deliverable pursuant to Section 1.2 when issued and delivered as herein provided, will be validly issued and outstanding shares of Category 5 Common Stock, fully paid and non-assessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         4.3 Consents and Approvals. Except as otherwise described herein, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by Category 5 of the transactions contemplated by this Agreement.

         4.4 Financial Statements. The consolidated audited financial statements of Category 5 and its subsidiaries as filed with the Securities and Exchange Commission (the "SEC") on Form 10K on October 4, (the "Category 5 Audited Financial Statements") and the unaudited consolidated financial statements of Category 5 and its subsidiaries as filed with the SEC on Form 10-Q on October 29, 1999 (the "Category 5 Unaudited Financial Statements") comply as to form in all material respects with applicable accounting requirements and with applicable rules and regulations of the Securities and Exchange Commission. The Category 5 Audited Financial Statements and the Category 5 Unaudited Financial Statements (i) were prepared in accordance with Category 5's internal books and records; (ii) were prepared in accordance with Category 5's accounting policies and principles, and are in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis; and (iii) present fairly Category 5's financial position and results of operations at the dates for the periods reflected therein.

         4.5 Representations Complete. None of the representations and warranties made by Category 5 herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.6 Broker's and Finder's Fees. Category 5 has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    ARTICLE V
                                    COVENANTS

         5.1 Best Efforts. Each of Category 5, the Company and the Sellers will use its best efforts to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Each of Category 5, the Company and the Sellers shall each cooperate with Category 5 in such actions and in securing requisite approvals and shall deliver such further documents as Category 5 may reasonably request as necessary to evidence such transactions.

         5.2 Employee Matters. Category 5 shall enter into employment agreements with such employees as are determined in good faith by the parties hereto(the "Employment Agreements"), substantially in the form attached hereto as Exhibit B.

                                   ARTICLE VI
                             CONDITIONS PRECEDENT TO
                            OBLIGATIONS OF CATEGORY 5

         The obligation of Category 5 to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by Category 5:

         6.1   Certificates   for  Shares.   Category  5  shall  have   received
certificates for the Shares, which shall constitute all of the issued and outstanding capital stock of the Company.

         6.2 Representations and Warranties True. All representations and warranties of the Company and the Sellers in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to Category 5 by the Company or the Sellers under this Agreement, shall be true and correct on and as of the Closing Date as if made on the date thereof.

         6.3  Covenants  Performed.  The  Company  and the  Sellers  shall  have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Company and the Sellers on or before the Closing Date.

         6.4 Certificate. Category 5 shall have received from the Company and the Sellers a certificate, dated the Closing Date, certifying, in such detail as Category 5 and its counsel may reasonably request, that the conditions specified in this Article VII have been satisfied.

         6.5 Opinion of Counsel for the Company. Category 5 shall have received an opinion from counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit C (the "Seller's Counsel Opinion").

         6.6 No Material Adverse Effect. During the period from September 30, 2001 to the Closing, there shall not have been any Material Adverse Effect.

         6.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to Category 5 and its counsel, and Category 5 shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         6.8 Schedules. The Company shall have completed and attached hereto all Schedules required by this Agreement, and all such Schedules shall have been acceptable to Category 5, in its sole discretion.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT TO
                   OBLIGATIONS OF THE COMPANY AND THE SELLERS

         The obligation of the Company and the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by the Company and the Sellers:

         7.1 Representations and Warranties True. All representations and warranties by Category 5 in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to the Company by Category 5 under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date, and a duly authorized Category 5 officer shall have delivered a certificate, dated the Closing Date, to the Company so certifying.

         7.2 Covenants Performed. Category 5 shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Category 5 on or before the Closing, and a duly authorized Category 5 officer shall have delivered a certificate, dated the Closing Date, to the Company so certifying.

         7.3 Delivery of Documents. The Company shall have received all documents and other items to be delivered by Category 5 under Section 9.3.

         7.4 No Material Adverse Change. During the period from the date hereof to the Closing, there shall not have been any material adverse change in the condition (financial or other), liabilities, business or prospects of Category
5. The Company shall have received a certificate from Category 5 dated the Closing Date to the foregoing effect.

         7.5 Required Consents.  All consents,  approvals and waivers from third
parties  and   governmental   authorities   necessary  to  the  transactions  as
contemplated hereby shall have been obtained.

                                  ARTICLE VIII
                                     CLOSING

         8.1 Time and Place. The purchase and sale of the Shares hereunder (the "Closing") shall occur at such time and date to which the parties may agree in writing (the "Closing Date").

         8.2 Deliveries of the Company. At the Closing, the Company will execute and deliver or cause to be executed and delivered to Category 5:

              (a) Stock Certificates. Certificates representing the Shares, endorsed over to Category 5 or accompanied by duly executed stock powers;

              (b) Corporate Documents. The Articles of Incorporation of the Company, certified by the appropriate government agency as of a recent date and the Bylaws of the Company, certified by the secretary of the Company as in effect at the Closing;

              (c) Certificate of Good Standing. Certificates of Good Standing, dated as of a recent date, with respect to the Company, issued by the appropriate authority of each jurisdiction listed in Schedule 8.2(c);

              (d) Resolutions. A copy of the resolutions of the Board of Directors of the Company, certified by the secretary of the Company as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by the Company;

              (e) Books and Records. All of the minute books, stock ledgers and similar corporate records of the Company;

              (f) Opinion of Counsel. The Seller's Counsel Opinion;

              (g) Company's Certificate. A certificate from Company dated the Closing Date, containing the information required pursuant to Section 7.4;

              (h) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         All documents delivered to Category 5 shall be in form and substance reasonably satisfactory to Category 5 and its counsel.

         8.3 Deliveries of Category 5. At the Closing, Category 5 will execute and deliver or cause to be executed and delivered to the Company simultaneously with delivery of the items referred to in Section 9.2 above:

              (a) Payment of the Consideration. The Category 5 Shares;

              (b) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                                   ARTICLE IX
               OBLIGATIONS OF SELLERS AND CATEGORY 5 AFTER CLOSING

         9.1 Indemnification by the Sellers. The Sellers shall indemnify and hold harmless Category 5 and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by Category 5 (collectively "Damages") resulting from:

              (a) The breach of any of the representations or warranties made by the Company or the Sellers in this Agreement;

              (b) The breach or the failure of performance by the Company or the Sellers of any of the covenants that they are to perform hereunder;

              (c) The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets or employees or independent contractors of the Company or otherwise resulting from or relating to the respective businesses or operations of the Company prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing Date and the transactions contemplated by this Agreement;

              (d) All employment-related claims and causes of action, and all other claims and causes of actions, that have arisen or arise out of in connection with the operations of the businesses of the Company conducted prior to the Closing (whether asserted, discovered or established before or after the Closing).

         Damages shall exclude any amount with respect to which Category 5 or the Company as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

         9.2 Indemnification by Category 5. Category 5 shall indemnify and hold harmless the Sellers, in respect of any and all claims, losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Sellers resulting from:

              (a) The breach of any of the representations or warranties made by Category 5 in this Agreement; or

              (b) The breach or the failure of performance by Category 5 of any of the covenants that it is to perform hereunder.

         9.3 Indemnification Procedure for Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party or parties (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in Section 13.8 this Agreement.

         9.4 Manner of Indemnification. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check to the indemnified party.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1 Survival. The representations and warranties of the Company and the Sellers set forth in this Agreement or in any instrument or document furnished in connection herewith shall survive the Closing and all representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the third anniversary of the Closing Date. No claim or action for indemnity for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this
Section 10.1 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other parties hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

         10.2 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

         10.3 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         10.4 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         10.5 Entire Agreement; Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.6 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         10.7 Successors and Assigns. This Agreement shall not be assigned by the Company or the Sellers without the written consent of Category 5. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

         10.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

         To the Company at:          TransAxis, S.A.
                                     C/o Pestalozzi Lachenal Patry
                                     3, place du Molard
                                     1204 Geneva
                                     Switzerland


         To the Sellers:             David Hicks



         To Category 5 at:           Category 5 Technologies, Inc.
                                     4505 S. Wasatch Blvd., Suite 307
                                     Salt Lake City, Utah  84124
                                     Fax:  801-424-2992

         Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         10.9 Intentionally Left Blank.

         10.10 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such

Action. "Prevailing party" within the meaning of this Section 13.10 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         10.11 Governing Law. The terms of this Agreement shall be governed by the laws of the State of Utah applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Utah.

         10.12 Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Utah. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 13.12. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Utah shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 13.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 13.8 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         10.14 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         10.15 Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Exchange Agreement as of the date first above written.

                                                  TRANSAXIS S.A.

                                                  By:
                                                  ------------------------------
                                                  Name:
                                                  ------------------------------
                                                  Title:
                                                  ------------------------------



                                                  CATEGORY 5 TECHNOLOGIES, INC.

                                                  By:
                                                  ------------------------------
                                                  Name:
                                                  ------------------------------
                                                  Title:
                                                  ------------------------------

                                                  SELLERS



                                                  ------------------------------
                                                  Amathus Holdings